SCHEDULE 14A INFORMATION
                 Preliminary Proxy Statement Pursuant to Section
                  14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant                    /X/
Filed by a Party other than the Registrant / /

  Check the appropriate box:
   / / Preliminary Proxy Statement
   / / Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
   /x/ Definitive Proxy Statement
   / / Definitive Additional Materials
   / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12


                          KNICKERBOCKER VILLAGE, INC.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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    Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     2) Aggregate number of securities to which transaction applies:
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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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



                           KNICKERBOCKER VILLAGE, INC.
                                10 MONROE STREET
                            NEW YORK, NEW YORK 10002
                             -----------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To be held on June 14, 2001
                            ------------------------

To the Shareholders of
KNICKERBOCKER VILLAGE, INC. :

    As a shareholder of Knickerbocker Village, Inc., a New York corporation (the "Company"), you are invited to be present in person or to be represented by proxy at the Special Meeting of Shareholders (the "Special Meeting"), to be held at the 32 Monroe Street, Room 5-B, New York, New York, on Thursday, June 14, 2001, at 10:00 a.m., New York time, for the following purposes:

         1.  To elect six (6) directors.

         2. Consider and vote upon a proposal to authorize an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split that would result in the issuance of one
             (1) share of Common Stock (the "Shares") for each four thousand (4,000) Shares of Common Stock held.

         3. To ratify the selection of Held, Kranzler, McCosker, and Pulice, LLP ("Held Kranzler") as the Company's independent auditors for the year ending December 31, 2001.

         4.  To adopt new By-Laws.

         5. Transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

         Shareholders of the Company of record at the close of business on May 1, 2001 are entitled to vote at the Special Meeting and all adjournments thereof.

          A majority of the outstanding shares of Common Stock of the Company must be represented at the Special Meeting to constitute a quorum. Therefore, all shareholders are urged either to attend the Special Meeting or to be represented by proxy. If a quorum is not present at the Special Meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is the Company's intention to adjourn the Special Meeting until a later date and to vote proxies received at such adjourned meeting(s).

         If you do not expect to attend the Special Meeting in person, please complete, sign, date and return the accompanying proxy card in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

                                            By order of the Board of Directors,

                                            Melvin Gershon,
                                            Secretary

    May 11, 2001

    THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                 PROXY STATEMENT
                                       OF
                           KNICKERBOCKER VILLAGE, INC.
                                10 MONROE STREET
                            NEW YORK, NEW YORK 10002
                            ------------------------

                               GENERAL INFORMATION

             This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Knickerbocker Village, Inc. (the "Company" or "Knickerbocker") of proxies to be voted at the Special Meeting of Shareholders (the "Special Meeting") to be held on the 14th day, June, 2001 at 32 Monroe Street, Room 5-B, New York, New York, at 10:00 a.m., New York time, and at any adjournment thereof. Each holder of record at the close of business on May 1, 2001 (the "Record Date") of shares of the Company's common stock, par value $2.15 per share (the "Shares"), will be entitled to one (1) vote for each Share so held. As of March 31, 2001 there were 147,464 Shares issued and outstanding.

             Shares represented by properly executed proxy cards received by the Company at or prior to the Special Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented for an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split that would result in the issuance of one (1) Share of the Company's common stock, for each four thousand (4,000) Shares held. As to any other business which may properly come before the Special Meeting, the persons named on the proxy card will vote according to their judgment. The enclosed proxy may be revoked prior to the Special Meeting by written notice to the Secretary of the Company at 10 Monroe Street, New York, New York 10002 or by written or oral notice to the Secretary at the Special Meeting at any time prior to being voted. This Proxy Statement and the Proxy Card enclosed herewith were first sent to Shareholders of the Company on or about May 11, 2001.

    If a quorum is not present at the Special Meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is the Company's intention to adjourn the Special Meeting until a later date and to vote proxies received at such adjourned meeting(s).

    Under the laws of New York, the Company's state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions and broker non-votes will not be considered "votes cast" based on the Company's understanding of state law requirements. A "broker non-vote" occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes.


                               SUMMARY TERM SHEET

    The following is a summary of certain information contained in this Proxy Statement. It is not intended to be a complete explanation of all the mattes which it covers, and much of the information contained in this Proxy Statement is not covered by this summary. The information contained in this summary is qualified in all respects by reference to the detailed discussion of these matters contained elsewhere in this Proxy Statement. Shareholders are urged to read this Proxy Statement, including the annexes, in its entirety.

    This Proxy Statement contains certain forward-looking statements that are based upon the beliefs and assumptions of, and information available to, the management of the Company at the time such statements are made. In addition, other written or oral statements which constitute forward-looking statements may be made by or on behalf of the Company. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", or variations of such words and similar expressions are intended to identify such forward-looking statements. The statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially form what is expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

o AMENDMENT OF THE COMPANY'S CHARTER; EXCHANGE OF CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES OF NEW COMMON STOCK

             Following the Reverse Stock Split and the filing of the Certificate of Amendment of the Certificate of Incorporation (a copy of which is annexed hereto as Annex A), each four thousand (4,000) shares of Common Stock, with a par value of $2.15 each, of the Company's Common Stock issued and outstanding immediately prior to the filing of the Reverse Stock Split shall thereby and thereupon be combined into and shall constitute and represent one (1) validly issued, fully paid and nonassessable share of Common Stock, with a par value of $8,600 each, of the Company. No scrip or frational shares will be issued by reason of the Reverse Stock Split. To the extent that the Reverse Stock Split results in any shareholder owning less than a single full share of the Common Stock, the Company will pay cash for each such fractional share in an amount equal to the appropriate fraction of $6.28 per whole share calculated prior to the Reverse Split.

o   FINANCING OF THE REVERSE STOCK SPLIT

             The Board estimates that the total cost to be incurred by the Company in the Reverse Stock Split for payment of fractional share interests, including transactional expenses of approximately $50,000, will be approximately $92,000. The company intends to finance the transaction from current working capital. See "Financing of the Reverse Stock Split".

o   CONDUCT OF THE COMPANY'S BUSINESS AFTER THE REVERSE STOCK SPLIT

             If the proposed Reverse Stock Split is effected, the Company intends to terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Thereafter, the Company will cease the filing of periodic reports, proxy statements and other reports and documents otherwise required to be filed with the Securities and Exchange Commission (the "SEC"). See "Special Factors - Reasons for the Reverse Stock Split," and "Special Factors - Conduct of the Company's Business After the Reverse Stock Split."

    REASONS FOR THE REVERSE STOCK SPLIT

o The Board of Directors determined to propose the Reverse Stock Split because the Board believes that it was an opportune time to enable the vast majority of shareholders to dispose of their shares since there is no active trading market and there is no transactional costs for minority shareholders. The Board also believes that neither the company nor its shareholders derive any material benefit from the continued registration of the Common Stock under 1934 Act and that the monetary expense and burden to management of continued registration significantly outweighs any material benefit that may be received by the Company or its shareholders as a result of such registration. See "Special Factors - Reasons for the Reverse Stock Split".

o Knickerbocker's shareholders (other than Cherry Green Property Corp.), ("Cherry Green") whose ownership percentage would be reduced to less than one (1) share in Knickerbocker, will have that fractional share repurchased based upon the number of Shares owned by a minority shareholder prior to the Reverse Split, and have no further ownership interest in Knickerbocker. Subject to Knickerbocker's repurchase of all outstanding fractional of Knickerbocker Limited Dividend Capital Stock (hereinafter "Shares"), no amount of any surviving shareholder's equity will be reduced. However, the Reverse Split would reduce the total number of outstanding Shares, and leave approximately 348,802 Shares remaining for future issuance. Upon completion of the Reverse

    Split, Cherry Green will be the only shareholder of record. The total number of Shares outstanding would be reduced by approximately Ninety Nine and Ninety Eight One Hundredths Percent (99.98%) upon the Reverse Split.

o As provided in Section 30 of the New York Limited Dividend Housing Law (hereinafter the "NYLDHL"), when shareholders of a limited dividend public housing company have their Shares redeemed, they may not receive more than par value, plus cumulative unpaid dividends not to exceed 6% per annum.

o Par value for Shares of Knickerbocker is $2.15, and cumulative unpaid dividends are $4.13 per share. The redemption terms contained within the NYLDHL are referenced in Knickerbocker's Certificate of Incorporation, as amended. Accordingly, the NYLDHL and Knickerbocker's Certificate of Incorporation cap the redemption value of Knickerbocker Shares.

o The officers and directors of Knickerbocker, as well as Cherry Green, have separately, as well as collectively, determined that the Reverse Split is fair in all respects to unaffiliated shareholders because said unaffiliated shareholders will be permitted to have their Shares repurchased: (a) without any brokerage commissions or expense; (b) for an amount calculated on the number of Shares owned prior to the Reverse Split;(c) in as much as there is no trading market for the Shares, a means to liquidate their Shares; and (d) in accordance with the redemption price mandated and governed by New York law and Knickerbocker's Certificate of Incorporation.

o Approval of the Reverse Split is not conditioned on an affirmative vote of the unaffiliated shareholders, as Cherry Green owns over Ninety Five Percent (95%) of the Shares. Unaffiliated shareholders, upon repurchase of their fractional Shares, will no longer retain a portion of the value of the underlying assets and income from the Company that will accrue to Cherry Green upon completion of the Reverse Split. All voting rights and power of the unaffiliated shareholders will terminate upon the Reverse Spilt and subsequent repurchase of their fractional Shares.

o Knickerbocker's shareholders owning Shares in Cherry Green would continue to be shareholders in Knickerbocker in a percentage equal to their ownership percentage in Cherry Green. Shareholders of Cherry Green will continue to derive an indirect benefit from the value of the underlying assets and income from Knickerbocker. The direct benefit of said underlying assets and income of Knickerbocker will be derived by Cherry Green.

    Whether an unaffiliated shareholder votes for, against, or abstains from voting with respect to the Reverse Split is immaterial since Cherry Green owns over Ninety Five Percent (95%) of the Shares, and has the requisite number of voting Shares required to determine the outcome of any shareholder vote. Pursuant to the New York Business Corporation Law, dissenting shareholders will not have appraisal rights if the proposed Reverse Split is ratified. Shareholders believing they may be aggrieved by the Reverse Split may have either rights under federal or common law, such as rights relating to the fairness of the Reverse Split and arising from possible breaches of the fiduciary responsibilities of corporate officers, directors, or shareholders. The nature and extent of such rights, if any, may vary depending upon the particular facts and circumstances.


                                 PROPOSAL NO. 1
                                 --------------

ELECTION OF DIRECTORS.

         At the Special Meeting, six (6) directors are to be elected to serve until the next annual meeting or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the election of the six (6) individuals named in the following table, all of whom are currently directors of the Company. The Board does not expect that any of the nominees will be unavailable for election as a director. If by reason of an unexpected occurrence, one or more of the nominees is not available for election, however, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Company's Board may propose. The following information is as of the Record Date.



                                         POSITION WITH                HELD          PRINCIPAL
NAME                         AGE         COMPANY                      SINCE         OCCUPATION
----                         ---         -------                      -----         ----------

Irene Pletka (1)             58           President and               1977          Photographer
                                          Director

Peter Pletka (1)             62           Vice President and          1992          Physician
                                          Nominee for Director

Robert Gershon (2)           63           Director, Vice              1977          Principal in the firm of
                                          Carl President and                        Gershon & Co., a Real
                                          Treasurer                                 Estate Brokerage.

Melvin Gershon (2)           57           Director and                1977          Principal in the firm of
                                          Secretary                                 Carl Gershon & Co.

Loretta Jefferson (3)        57           Director                    1993          Housing Management
                                                                                    Representative, New York
                                                                                    State Division of Housing
                                                                                    and Community Renewal
                                                                                    (the "DHCR").

Howard Kestenberg             43          Director                    1992          Real Estate Entrepreneur

-------------
(1)  Dr. Peter Pletka and Mrs. Irene Pletka are husband and wife.
(2)  Mr. Melvin Gershon and Mr. Robert Gershon are brothers.
(3) Pursuant to the Article IV (Limited Dividend Housing Companies) of the Private Housing Finance Law (the "Article"), the New York State Division of Housing and Community Renewal (the "DHCR") has the right to nominate one
     (1) member of the Company's Board. Ms. Jefferson is the DHCR's designated nominee.


The respective terms of the officers and directors of the Company will continue until the next Annual Meeting of Shareholders or until their successors have been elected and qualified in accordance with the Company's By- Laws.

The Manhattan, New York housing complex known as Knickerbocker Village, which is the principal asset of the Company, is managed by Cherry Green Property Corp. Several officers and directors of the Company are shareholders, officers and directors of Cherry Green Property Corp. Since Cherry Green Property Corp. owns more than ninety five percent (95%) of the Shares of the Company, approval of Proposal No. 1 is assured.

        The Board recommends a vote FOR each of the above-named nominees.

                                 PROPOSAL NO. 2
                                 --------------

TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

    The Company's Board has approved a proposal (the "Reverse-Split Proposal" or the "Reverse Split") authorizing, subject to shareholder approval, an amendment to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a reverse stock split of the Company's outstanding shares of common stock, par value $2.15 (the "Common Stock" or the "Shares"), on the basis of one (1) new share of Common Stock ("New Common Stock") for each four thousand (4,000) shares of outstanding Common Stock ("Old Common Stock"). The certificate of amendment ("Certificate of Amendment") to effect the Reverse-Split Proposal is in the form attached to this Proxy Statement as Annex A-1. Upon the approval of the Reverse Split Proposal, Cherry Green Property Corp. ("Cherry Green") will be the sole Shareholder of the Company. After the Reverse Split all minority Shareholders will own less than one(1) Share and shall receive $6.28 per share of Old Common Stock owned prior to the Reverse Split (which redemption price is calculated below). Minority Shareholders will receive $6.28 for their fractional share of New Common Stock based upon a repurchase price calculated at $2.15 per each Share of Old Common Stock plus $4.13 per share of cumulative unpaid dividends. See "Fairness of the Reverse Split." There are approximately 6,730 Shares of Old Common Stock outstanding that are not owned by Cherry Green. Approval of the Reverse-Split Proposal by Shareholders requires the affirmative vote of the holders of a majority of the outstanding Shares of the Common Stock. Since Cherry Green owns over ninety five percent (95%) of the outstanding Shares of the Company, approval of Proposal No. 2 is assured.

GENERAL

    The Company's Limited Dividend Capital Stock, par value $2.15 ("Capital Stock"), is traded over-the-counter. No established trading market exists with respect to such stock since approximately 140,734 shares (approximately 95%) of the 147,464 shares outstanding are owned by Cherry Green. The Capital Stock is not a marketable security in that since 1971, no bid and asked prices have been reported by the National Quotation Bureau, Inc.

    No dividends have been paid since 1968. At any time, the holders of Capital Stock cannot receive repayment of their investment in excess of the par value of the Capital Stock, together with cumulative unpaid dividends at the rate of six percent (6%) of par value ($2.15 per share) per annum (without interest). Dividends amounting to $19,023 were declared during 1979, but were not paid as of December 31, 1999. No dividends were declared or paid in 1999 or 2000. Cumulative dividends unpaid as of December 31, 2000 and December 31, 1999 amounted to approximately $609,000 and $590,000 (approximately $4.13 per share and $4.00 per share), respectively.

    There are approximately 340 holders of record of the Company's Capital Stock as of March 20, 2001. The Company is presently authorized to issue up to 348,837 shares of Common Stock, $2.15 par value, of which 147,464 shares are issued and outstanding. The Reverse-Split Proposal would effect a reverse stock split on the basis of one (1) share of New Common Stock for each four thousand (4,000) shares of outstanding Old Common Stock. The authorized number of shares of New Common Stock, however, will not change. Furthermore, all minority Shareholders (other Cherry Green) will receive $2.15 plus their pro rata portion of cumulative unpaid dividends for each share of Old Common Stock.

    Subject to Knickerbocker's repurchase of all outstanding fractional Shares, no amount of any surviving shareholder's equity will be reduced. However, the Reverse Split would reduce the total number of outstanding Shares, and leave approximately 348,802 Shares. Upon completion of the Reverse Split, Cherry Green will be the only shareholder of record. The total number of Shares outstanding would be reduced by approximately Ninety Nine and Ninety Eight One Hundredths Percent (99.98%) upon the Reverse Split.

o Knickerbocker's shareholders (other than Cherry Green), whose ownership percentage would be reduced to less than one share in Knickerbocker, will have that fractional Share repurchased based upon the number of Shares owned by a minority shareholder prior to the Reverse Split, and have no further ownership interest in Knickerbocker.

o As provided in Section 30 of the New York Limited Dividend Housing Law (hereinafter the "NYLDHL"), when shareholders of a limited dividend public housing company have their Shares redeemed, they may not receive more than par value, plus cumulative unpaid dividends not to exceed 6% per annum.

o Par value for Shares of Knickerbocker is $2.15, and cumulative unpaid dividends are $4.13 per share. The redemption terms contained within the NYLDHL are referenced in Knickerbocker's Certificate of Incorporation, as amended. Accordingly, the NYLDHL and Knickerbocker's Certificate of Incorporation cap the redemption value of Knickerbocker Shares.

o The Board and Cherry Green have separately, as well as collectively, determined that the Reverse Split is fair in all respects to unaffiliated shareholders because said unaffiliated shareholders will be permitted to have their Shares repurchased: (a) without any brokerage commissions or expense; (b) for an amount calculated on the number of Shares owned prior to the Reverse Split;(c) in as much as there is no trading market for the Shares, a means to liquidate their Shares; and (d) in accordance with the redemption price mandated and governed by New York law and Knickerbocker's Certificate of Incorporation.

o Approval of the Reverse Split is not conditioned on an affirmative vote of the unaffiliated shareholders, as Cherry Green owns over Ninety Five Percent (95%) of the Shares. Unaffiliated shareholders, upon repurchase of their fractional Shares, will no longer retain a portion of the value of the underlying assets and income from the Company that will accrue to Cherry Green upon completion of the Reverse Split. All voting rights and power of the unaffiliated shareholders will terminate upon the Reverse Spilt and subsequent repurchase of their fractional Shares.

o Knickerbocker's shareholders owning shares in Cherry Green would continue to be shareholders in Knickerbocker in a percentage equal to their ownership percentage in Cherry Green. Shareholders of Cherry Green will continue to derive an indirect benefit from the value of the underlying assets and income from Knickerbocker. The direct benefit of said underlying assets and income of Knickerbocker will be derived by Cherry Green.

    Whether an unaffiliated shareholder votes for, against, or abstains from voting with respect to the Reverse Split is immaterial since Cherry Green owns over Ninety Five Percent (95%) of the Shares, and has the requisite number of voting Shares required to determine the outcome of any shareholder vote. Pursuant to the New York Business Corporation Law, dissenting shareholders will not have appraisal rights if the proposed Reverse Split is ratified. Shareholders believing they may be aggrieved by the Reverse Split may have either rights under federal or common law, such as rights relating to the fairness of the Reverse Split and arising from possible breaches of the fiduciary responsibilities of corporate officers, directors, or shareholders. The nature and extent of such rights, if any, may vary depending upon the particular facts and circumstances.

PRINCIPAL EFFECTS OF REVERSE STOCK SPLIT.

The principal effects of the Reverse-Split Proposal will be:

      1. Based upon the 147,464 shares of Old Common Stock outstanding as of March 20, 2001, the adoption of the Reverse-Split Proposal would decrease the outstanding shares of Old Common Stock by approximately ninety nine and ninety eight hundredths percent (99.98%), and thereafter approximately thirty-eight and eighty-six hundredths (38.86) shares of New Common Stock would be outstanding. The reverse split will not affect any shareholder's proportionate equity interest in the Company, subject to the provisions for the elimination of fractional


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



shares as described above and below.

      2. The Company is authorized under the Certificate of Incorporation to issue up to 348,837 shares of Common Stock. The Company is not proposing to reduce the amount of its authorized Common Stock. If the Reverse-Split Proposal is adopted, the New Common Stock issued and outstanding will represent approximately .00001 of the Company's authorized Common Stock whereas the Old Common Stock currently issued and outstanding represents approximately forty three percent (43%) of the authorized Common Stock. After giving effect to the Reverse-Split Proposal, approximately 348,802 shares of Common Stock will be available for future issuance by the Board without further action by the shareholders.

      3. As of March 31, 2001 there were no outstanding options or warrants to purchase shares of Common Stock of the Company.

      4. As a result of the reverse stock split and repurchase of the Company's fractional Shares, the Company will have one (1) shareholder of record, Cherry Green. In order to terminate the registration of a class of securities under Reg. Section 240.12g-4 of the Securities Exchange Act of 1934, as amended (the "Act"), the Company must certify on Form 15 under the Act. Thus, the Company will cease to be a publicly reporting Company under the Act after completion of the reverse stock split and redemption and/or escrow funds for sufficient number of fractional interests in the Company's Shares held by minority shareholders. Accordingly, after the reverse stock split and repurchase of the fractional shares, the Company, whose principal asset is a housing development located in Manhattan, New York, will continue operation as a public limited dividend housing company subject to the supervision of the DHCR, and the manager of the aforesaid housing development, Cherry Green, will become the sole Shareholder of the Company.

    Assuming the Reverse-Split Proposal is approved and implemented, the Certificate of Amendment amending the Certificate of Incorporation will be filed with the Secretary of State of New York as promptly as practicable thereafter. The reverse stock split would become effective as of the close of business on the date of such filing (the "Effective Date").

REASONS FOR THE REVERSE STOCK SPLIT.

    The Board, on September 20, 2000, authorized the Reverse Stock Split in connection with the Company's ongoing efforts to reduce costs and improve productivity. Reducing the number of its shareholders of record to less than three hundred (300) would permit the Company to discontinue the registration of its common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Termination of the Company's status as a public reporting company under federal securities laws would allow the Company to achieve additional reductions in costs by reducing the general and administrative costs incurred in connection with maintaining such status. The purpose of all Filing Persons for engaging in the Reverse Split are identical. Said purpose is to reduce the number of shareholders of record to less than three hundred (300), permitting Knickerbocker to discontinue registration of its Shares under the Securities Exchange Act of 1934, as amended, thereby significantly reducing its yearly operating expenses associated with maintaining said registration. The Company believes that the adoption of the Reverse- Split Proposal would decrease the administration expenses associated with maintaining the Company's status as a publicly reporting/traded company. The Company spends approximately $40,000 per year to maintain its public company status, with approximately $30,000 in auditing fees and approximately $10,000 in legal fees. Since over ninety five percent (95%) of the Company's shares are owned by Cherry Green, the minority shareholders have no control over the Company's business and affairs.

       The Board believes that neither the Company nor its shareholders derive any material benefit from the continued registration of the Company's Common Stock under the Exchange Act. The Company incurs significant direct and indirect costs, however, as a result of the requirement that it comply with the filing and reporting requirements applicable to public companies. The Board believes that the expense and burden to the Company of continued registration, including the requirement to file annual and quarterly reports, proxy statements and other documents with the Securities and Exchange Commission (the "SEC") significantly outweigh any benefits to the Company or its shareholders as a result of such registration. The Company expects to achieve annual cost savings of at least $40,000 as a result of the Reverse Stock Split. The Board has determined that the Reverse Stock Split is the most cost- effective method of changing the Company's status from that of a publicly held reporting company to that of a non-reporting company.

    In making this determination, the Board considered other means of achieving this result, such as making privately or publicly negotiated purchases of outstanding shares of its common stock, including making a public tender offer for shares, but rejected these alternatives because they believed that the Reverse Stock Split would be simpler and more-cost effective. Continuing to operate as currently constructed would needlessly cost Knickerbocker additional administrative, legal, and accounting fees and expenses. The government's statutorily mandated limits to profits and dividends, enables Knickerbocker to charge rents that remain affordable to persons and families of low income, and the Reverse Split should further these mandates. The Board believes that the costs of maintaining Knickerbocker's public company status are an unnecessary expense which should be terminated as soon as possible.

    The benefits to Knickerbocker and Cherry Green include reduced operating expenses to Knickerbocker by elimination Knickerbocker's reporting company status, and that Cherry Green and its shareholders would no longer be subject to "short swing" insider trading restrictions under Section 16 of the Securities Exchange Act of 1934, as amended. Additionally, the Reverse Split would make Cherry Green the sole shareholder in Knickerbocker. The Board and Cherry Green are negatively impacted by incurring the one time expense of facilitating the Reverse Split.


    The benefits for Knickerbocker's unaffiliated shareholders is their ability to redeem their Shares without brokerage commissions, thereby eliminating any commission or transactional expenses commonly charged by brokers. The vast majority of minority shareholders own ten (10) Shares. Additionally, by redeeming their Shares pursuant to the number of Shares owned prior to the Reverse Split, unaffiliated shareholders are being compensated the maximum redemption amount permitted by the NYLDHL.

    Unaffiliated shareholders' percentage of ownership in Knickerbocker will cease upon the Reverse Split and the fractional amount being repurchased by Knickerbocker. Additionally, by repurchasing any fractional Shares outstanding after said Reverse Split, Knickerbocker's unaffiliated shareholders will not have the ability to sell said fractional Shares on the open market, thereby capping the value of said Shares as of the effective date of the Reverse Split.

    Accordingly, the Board on September 20, 2000, determined that it needed (i) to eliminate the cost of maintaining small shareholder accounts, (ii) to permit small shareholders to receive a fair price for their Shares without having to pay brokerage commissions, (iii) to determine a set monetary value of the Shares of most lost shareholders, whose interests may eventually have to be turned over to the states under abandoned property laws, and (iv) to relieve the Company of the administrative burden and cost and competitive disadvantages associated with filling reports and otherwise complying with the requirement of registration under the Exchange Act.

    The Company has been unable to re-establish contact with most of its shareholders. Furthermore, most of these shareholders purchased their shares over twenty years ago. The Company will be entitled to retain the cash proceeds to which such shareholders are entitled in the Reverse Stock Split until such shareholders deliver to the Company certificates for their shares of Common Stock and claim such proceeds. Eventually, the Company may be required to turn the interest of those holders over to states pursuant to abandoned property laws. The Board believes it is in the Company's best interest to fix at a fair price the value of the Company's obligation to the lost shareholders. This will avoid having the states become equity holders in the Company. The Reverse Stock Split will eliminate these small inactive accounts as shareholders of record.

LACK OF APPRAISAL RIGHTS.

               Pursuant to the New York Business Corporation Law, dissenting shareholders will not have appraisal rights if the Reverse Stock Split is effected. Shareholder's who believe that they may be aggrieved by the Reverse Stock Split may have other rights under federal law or common law, such as rights relating to the fairness of the Reverse Stock Split and arising from possible breaches of the fiduciary responsibilities of corporate officers, directors and shareholders. The nature and extent of such rights, if any, may vary depending upon the facts and circumstances.

EXCHANGE OF STOCK CERTIFICATES; CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES.

               If the Reverse Stock Split is effected, the stock certificates formerly representing shares of Old Shareholders Common Stock will represent the right to receive shares of New Common Stock into which they have been converted, and/or the right to receive a cash payment in lieu of shares, as the case may be, as described below. Enclosed is a Letter of Transmittal and Form W-9 for use in exchanging stock certificates of Old Common Stock for stock certificates of New Common Stock and/or a cash payment. Shareholders should not send Letters of Transmittal to the Company, but to Continental Stock Transfer & Trust Company, the transfer agent and registrar for the Old Common Stock.
FINANCING OF THE REVERSE STOCK SPLIT.

       The Company estimates that it will incur transactional expenses of approximately $50,000 in connection with the Reverse Stock Split. In addition, the Company will pay $42,264 to repurchase fractional interests of minority Shareholders. The Company intends to finance such costs from its working capital.

FAIRNESS OF THE REVERSE STOCK SPLIT .

           The Board has reviewed and considered the terms and conditions of the Reverse Stock Split and have unanimously determined that the Reverse Stock Split, taken as a whole, is fair to, and in the best interests of, the Company and its shareholders. Accordingly, the Certificate of Incorporation, as amended, dated August 3, 1953 complies with Section 30 (13) of the statute governing New York Public Limited Dividend Housing Companies, which provides that in repayment for their Common Stock, holders are entitled to no more than par value of their Common Stock along with cumulative unpaid dividends not to exceed six percent (6%) per annum. Cumulative paid dividends were $609,000 as of December 31, 2000 and would be equal to $4.13 per share of old Common Stock. Any amounts exceeding those provided by statute, and in the Certificate of Incorporation, may revert back to the State of New York. In reliance upon the law and the express provisions governing redemption of shares in its Certificate of Incorporation, the Board did not retain an unaffiliated representative to act solely on the behalf of the unaffiliated shareholders of the Company for the purposes of negotiating the terms of the Reverse Stock Split.

    The Board believes that the payment of cash in the amount of $2.15 per share of Old Common Stock plus accrued unpaid dividends in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split, will enable such shareholders to liquidate their shares easily and at a fair price required by law. The Board believes that, inasmuch as there is no trading market in Knickerbocker's stock, the Reverse Split provides a simple, and cost effective mechanism for a minority shareholder to liquidate his or her interest in Knickerbocker. In addition, by having shares of Old Common Stock exchanged for cash by the Company, a shareholder will be able to liquidate his investment, or fraction thereof, in the Company without incurring brokerage costs which, in the case of a holder of a small quantity of Old Common Stock, could materially reduce or eliminate the actual net proceeds of sale to the shareholder.

    The detriments to unaffiliated shareholders are that their percentage of ownership in Knickerbocker will cease upon the fractional amount repurchased by Knickerbocker. Additionally, by repurchasing any fractional shares outstanding after said Reverse Split, Knickerbocker's unaffiliated shareholders will not have the ability to sell said fractional shares to a third party, thereby capping the value of said shares as of the effective date of the Reverse Split.

    The Board believes this transaction is fair, materially and procedurally, to unaffiliated security holders of Knickerbocker. Due to the NYLDHL's Section 30 redemption requirements (which are also specifically incorporated in Knickerbocker's Certificate of Incorporation and thus binding on the minority shareholders), a greater redemption value was not considered by the Board. No reports, opinions, or appraisals to determine the fairness of this transaction to the unaffiliated shareholders were considered by the Board, also due to the requirements of NYLDHL previously stated. Said redemption is procedurally fair to all Knickerbocker unaffiliated shareholders because it allows them to maximize the redemption value of their Shares by avoiding brokerage fees and commissions, and allowing redemption based on the number of Shares owned by each before the Reverse Split. The redemption (liquidation) value of said securities is previously determined in accordance with the NYLDHL, therefore the grounds for the Board's fairness opinion to Knickerbocker's unaffiliated shareholders, makes it unnecessary to otherwise safeguard the unaffiliated shareholders with respect to this transaction. NYLDHL specifically provides, and Knickerbocker's Certificate of Incorporation also states, that the redemption value of said Shares are the par value, plus any cumulative unpaid dividends, not to exceed 6% per annum. Shares of Knickerbocker have a par value of Two Dollars and Fifteen Cents ($2.15) per share. Due to the provisions of the NYLDHL, no reports, opinions, or appraisals were relied upon in making a fairness determination.

     The Board of Directors determined to propose the Reverse Stock Split because the Board believes that it was an opportune time to enable the vast majority of shareholders to dispose of their shares at a premium over par value or recent historical market prices (of which there are none) with no transactional costs. The Board also believes that neither the Company nor its shareholders derive any material benefit from the continued registration of the Common Stock under the 1934 Act and that the monetary expense and burden to management of continued registration significantly outweighs any material benefit that may be received by the Company or its shareholders as a result of such registration.

    The Board also noted that during the preceding eighteen (18) months the Company has not received any firm offers nor is it aware of any offers for a merger or consolidation or is it aware of any sale or other transfer of all or any substantial part of the assets of the Company or securities of the Company which would enable the holder thereof to exercise control fo the Company.

    The Board considered alternatives to the proposed Reverse Stock Split, including privately negotiated purchases of Common Stock as well as a possible self-tender offer. However, such alternatives were rejected because there was no assurance that either alternative would assure a sufficient response in order to result in the Company having fewer than 300 shareholders.

    The Board did not consider a possible sale of the Company because no firm offers had been presented to the Board and no determination had been made that a sale would be presented to the Board and no determination had been made that a sale would be in the best interests of the shareholders. In addition, the Board did not view a sale as an alternative that could achieve with the Reverse Stock Split, which were providing liquidity for small shareholders while at the same time reducing costs for the Company and its continuing shareholders.

    In view of the circumstances and the wide variety of factors considered in connection with its evaluation of the fairness of the Reverse Stock Split, taken as a whole, the Board did not find it practicable to assign relative weights to the factors considered in reaching its determination that the Reverse Stock Split, taken as a whole, is fair to, and in the best interests of, the shareholders of the Company. If any factor assisted the Board in its determination, the Board did not assign a relative weight to such factor and did not make a determination as to why a particular factor, as a result of the deliberations by the Board, should be assigned any weight.

    The Board of Directors did not structure the Reverse Stock Split to require approval of at least a majority of the unaffiliated shareholders. The Board did not retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders for purposes of negotiating the terms of the Reverse Stock Split or preparing a report with respect to the fairness of the Reverse Stock Split. The Board determined that the cost and expense to retain such representative was not warranted in light of the language of the NYLDHL and the Company's charter as to the fairness from a financial point of view of cash consideration to be paid in lieu of the issuance of fractional shares of New Common Stock as part of the Reverse Stock Split, and the expected cash consideration to be paid to the fractional shareholders pursuant to the Reverse Stock Split.

    In considering the fairness of revoking the rights of minority shareholders to continue participation in this enterprise, the Board determined pursuant to NYLDHL and the lack of any trading market for the Company's Shares, the amount of compensation to minority shareholders will not change dramatically over time. Additionally, any minority shareholder wishing to continue to participate in this enterprise would be unable to overcome the fact that Cherry Green owns over Ninety Five Percent (95%) of the Shares, and has the requisite number of voting Shares required to determine the outcome of any shareholder vote.

    The liquidation value and net book value of the Company will be unchanged as a result of the Reverse Split. The par value of the Company's Stock will increase proportionately to the reduced number of outstanding Shares after the Reverse Split, so the total value of the ultimately remaining outstanding and issued Shares will be the same. Any vote by an unaffiliated shareholder to retain his or her Shares will have no effect on the net book value and liquidation value of the Company, nor will it have any impact on whether the Reverse Split is approved by the shareholders since Cherry Green owns over Ninety Five Percent (95%) of the Shares. The cost basis of Shares owned by Cherry Green will be the same as prior to the Reverse Split. As the redemption price is fixed by statue and the Company's Charter, the Board did not consider a liquidation value or book value analysis in connection with this transaction.

    Shares of Knickerbocker have no current, or historical, market price because such Shares have not been a marketable security for nearly thirty (30) years since there have been no bid and asked prices for Knickerbocker Shares, as reported by the National Quotation Bureau, Inc. Therefore, any consideration to the market value or history of the Shares would be misplaced. The Board did not consider the timing of the transaction in their analysis.

    Knickerbocker has received no reports, opinions, or appraisals from any outside parties that are materially related to the Reverse Split. Pursuant to the NYLDHL, and the Certificate of Amendment to the Certificate of Incorporation of Knickerbocker, as amended, dated August 3, 1953, shareholders of Knickerbocker are not permitted to receive more than the par value of their Shares, Two Dollars and Fifteen Cents ($2.15), together with six percent (6%) of all cumulative dividends, in exchange for their Shares. See also the Annual Report of Knickerbocker, which accompanies the Proxy. The Board also concluded that the Reverse Stock Split is fair to the Company's unaffiliated shareholders from a procedural point of view. In reaching such conclusion, the Board noted that although it did not retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders for purposes of negotiating the terms of the Reverse Stock Split or preparing a report with respect to the fairness of the Revers Stock Split. However, the Board concluded that shareholders objecting to the Reverse Stock Split may have rights available to them under state law which could be raised in the context of a suit against the Company and the Board of Directors. See "Appraisal Rights; Escheat Laws".


APPRAISAL RIGHTS; ESCHEAT LAWS

    No appraisal rights are available under the New York Business Corporation Law to shareholders who dissent from the instant reverse stock split proposal. There may exist other rights or actions under state law for shareholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstance, shareholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions. For example, shareholders could, if they deemed such to be applicable, take appropriate legal action against the Company and its Board of Directors, and claim that the transaction was unfair to the unaffiliated shareholders, and/or that there was no justifiable or reasonable business purpose for the Reverse Stock Split.

      Persons whose shares are eliminated and whose addresses are unknown to the Company, or who do not return their stock certificates and request payment therefor, generally will have a period of years from the date of the Reverse Stock Split in which to claim the cash payment payable to them. For example, with respect to shareholders whose last known addresses are in New York, as shown by the records fo the Company, the period is three years. Following the expiration of that three-year period, the Abandoned Property Law of New York would likely cause the cash payments to escheat to the State of New York. For shareholders who reside in other states or whose last known addresses, as shown by the records of the Company, are in states other than New York, such states may abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of such other jurisdiction, the "holding period" or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than three years.

POSTPONEMENT OR ABANDONMENT OF THE REVERSE STOCK SPLIT.

            The Company's Board may postpone, revise or abandon the Reverse Stock Split at any time prior to its consummation, for any reason, including, without limitation, if, in the Directors' sole judgment, consummation of the Reverse Stock Split would unduly deplete the Company's working capital or would render the Reverse Stock Split unfair to the Company and its continuing shareholders due to an adverse change in the Company's financial condition.

CONDUCT OF THE COMPANY'S BUSINESS AFTER THE REVERSE STOCK SPLIT.

           The Company believes that the Reverse Stock Split will not have any effect on its business and operations and expects to continue to conduct such business and operations as they are currently being conducted. Any future changes to the business and regulation of the Company will require approval of the DHCR and pursuant to applicable New York Law.

TERMINATION OF REPORTING COMPANY STATUS.

          If the Reverse Stock Split is effected, the Company expects to cease to be a reporting company under the Exchange Act. As a result, the Company would no longer file annual and quarterly reports, proxy statements, and other documents with the SEC. In addition, the Company would no longer be required to comply with the proxy rules of Regulation 14A promulgated under Section 14 of the Exchange Act, and its officers, directors and 10%-or-greater shareholders would no longer be subject to the reporting requirements and "short-swing" insider trading restrictions under Section 16 of the Exchange Act. Continuing shareholders would no longer be entitled to receive annual reports and proxy statements required by the Exchange Act and would most likely no longer have the benefit of a public market for their shares of the Company's common stock.

RULE 13E-3 TRANSACTION STATEMENT.

           In connection with the Reverse Stock Split, the Company has filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3, which is incorporated herein by reference.

CHANGES TO AUTHORIZED CAPITAL STOCK; TERMS OF STOCK UNCHANGED.

        If the Reverse Stock Split is effected, the number of authorized shares of the Company's common stock will not be reduced other than the number of issued and outstanding Shares will be reduced.

EXCHANGE OF STOCK CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARE
INTERESTS.

    As soon as practicable after the Effective Date, shareholders will be notified and requested to surrender their Old Common Stock certificates for new certificates representing the number of shares of New Common Stock after the reverse stock split. Until so surrendered, each current certificate representing shares of Old Common Stock will be deemed for all corporate purposes after such Effective Date to evidence ownership of New Common Stock in the appropriately reduced number. Continental Stock Transfer & Trust Company, will be appointed exchange agent (the "Exchange Agent") to act for shareholders in effecting the exchange of their certificates.

    Interest will not be paid on the amounts payable upon surrender of Certificates which formerly represented shares of Common Stock. Therefore, the Company recommends that shareholders surrender their Certificates promptly after the reverse split is completed. If the Company is unable to locate a shareholder or a shareholder refuses to submit his/her stock certificate, the Corporation may hold the redemption price subject to any applicable abandoned property, escheat or similar law. The Corporation will not be liable to any person in respect of any cash delivered to a public official or entity under any applicable abandoned property, escheat or similar law.

    Each shareholder of record who holds shares of Old Common Stock should use the Letter of Transmittal and Form W-9 to be sent by the Company's transfer agent to enable a minority shareholder to surrender old stock certificate(s) and to receive a total of $6.28 per Share.

    There were approximately 340 shareholders of record of the Company as of April 2, 2001. The Reverse- Split Proposal, if adopted, is expected to cause a significant change in the number of shareholders. The Company plans for the cancellation or purchase of its shares from individuals holding a nominal number of such shares if the Reverse-Split Proposal is adopted. Thereafter, the Company will file a Form 15 in accordance with the reporting requirements of the Act.

FEDERAL INCOME TAX CONSEQUENCES.

1. The shares of New Common Stock in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Old Common Stock held by that shareholder immediately prior to the adoption of the Reverse-Split Proposal reduced by the amount of proceeds, if any, received from the sale of fractional interests and increased by any gain recognized on that sale.

2. For purposes of calculating gain or loss on the sale or disposition of New Common Stock, a shareholder's holding period for the New Common Stock will be the same as the holding period of the Old Common Stock exchanged therefor.

3. Shareholders who receive cash for all of their stock holdings (as a result of owning less than one share) will recognize a gain or loss for federal income tax purposes as a result of the disposition of their shares of Common Stock. Although the tax consequences to shareholders who receive cash for some of their holdings are not entirely certain, those shareholders in all likelihood, will recognize a gain or loss for federal income tax purposes as a result of the disposition of a portion of their shares of Common Stock. Shareholders who do not receive any cash for their holdings will not recognize any gain or loss for federal income tax purposes as a result of the proposed reverse stock split.

VOTE REQUIRED.

         Approval by shareholders of the proposed amendment to the Company's Restated Certificate of Incorporation in the form set forth on Appendix A hereto, effecting the proposed reverse stock split of the Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. Cherry Green Property Corp. will be in a position to vote more than 95% of the outstanding shares in favor of the Reverse-Split Proposal. Since Cherry Green owns more than ninety five percent (95%) of the Shares of the Company, approval of Proposal No. 2 is assured.

         For the reasons set forth above, the Board unanimously recommends a vote FOR the reverse-split proposal, Proposal No. 2.

                                 PROPOSAL NO. 3
                                 --------------

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

         The Board recommends that the Shareholders ratify the selection of Held, Kranzler, certified public accountants, as independent auditors to audit the accounts of the Company for the fiscal year ending December 31, 2001. The selection of Held Kranzler was approved by the Board. Held, Kranzler are currently the independent auditors for the Company.

         Since Cherry Green owns more than ninety five percent (95%) of the Shares of the Company, approval of Proposal No. 3 is assured.

         The Board recommends a vote FOR this Proposal No. 3.



                                 PROPOSAL NO. 4
                                 --------------

ADOPTION OF BY-LAWS.

         The Company's Board has approved new amended and restated BY-LAWS of the Company (a copy of which is annexed hereto as Annex A-2 and which is incorporated herein by reference as if fully set forth herein). The proposed BY-LAWS are submitted to shareholders for approval by the Board to allow the officers and directors of the Company greater flexibility in the management and affairs of the Company. The Company's current BY-LAWS dated back to 1957. Since such time, the New York Business Corporation Law has been amended to provide greater flexibility to management in calling shareholder meetings, in holding meetings telephonically and by unanimous written consent, etc.

         The Board recommends that the Shareholders ratify the proposed By-Laws.

         Since Cherry Green owns more than ninety five percent (95%) of the Shares of the Company, approval of Proposal No. 4 is assured.

         The Board recommends a vote FOR this Proposal No. 4.


                 INFORMATION CONCERNING MEETINGS OF THE BOARD OF
            DIRECTORS AND BOARD COMMITTEES AND DIRECTOR COMPENSATION.

         During fiscal year 1999, the Board held no meetings. In June 2000, the Board held one meeting, approving all of the matters submitted in this Proxy to shareholders.

         The Board does not have standing Audit, Nominating, Compensation and Stock Option Committees.

         All officers of the Company serve at the discretion of the Board. See "Security Ownership of Certain Beneficial Owners and Management" and "Executive Compensation".

         The Company does not pay directors of the Company any compensation for services as a director. See "Security Ownership of Certain Beneficial Owners and Management" and "Executive Compensation". In the future, the Company does not anticipate that it will pay any directors retainers.

                               EXECUTIVE OFFICERS

The Company does not have any Executive Officers.

                           SUMMARY COMPENSATION TABLE

         The Company's directors and officers received no compensation in connection with their service on the Board and to the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A)OF THE ACT.


                                               POSITION WITH             HELD              PRINCIPAL
         NAME                        AGE       COMPANY                   SINCE             OCCUPATION
         ----                        ---       -------                   -----             ----------

         Irene Pletka (1)(2)          58       President and             1977              Photographer
         Director


         Peter Pletka (1)(2)          62       Vice President            1992              Physician
                                               and nominee
                                               for Director

         Howard Kestenberg            43       Director                  1992              Real Estate Entrepreneur


         Robert Gershon (2) (4)       63       Director, Vice            1977              Principal in the firm of Carl
                                               President and Treasurer                     Gershon & Co., a Real Estate
                                                                                           brokerage.

         Melvin Gershon               57       Director and              1977              Principal in the firm
         (2) (4)                               Secretary                                   of Carl Gershon & Co.

         Loretta Jefferson (3)        57       Director                  1998              Housing Management
                                                                                           Representative, New York
                                                                                           State Division of Housing
                                                                                           and Community Renewal.
----------

(1) Dr. Peter Pletka and Mrs. Irene Pletka are husband and wife.
(2) Mr. Melvin Gershon and Mr. Robert Gershon are brothers.
(3) Pursuant to the Article IV (Limited Dividend Housing Companies) of the Private Housing Finance Law (the
    "Article"), the DHCR has the right to nominate one (1) member of the Company's Board.  Ms. Jefferson is the DHCR's designated nominee.


    The respective terms of the officers and directors of the Company will continue until the next Annual Meeting of Shareholders or until their successors have been elected and qualified in accordance with the Company's By-Laws.

    The Manhattan, New York housing complex known as Knickerbocker Village, which is the principal asset of the Company, is managed by Cherry Green Several officers and directors of the Company are shareholders, officers and directors of Cherry Green. Since Cherry Green owns more than ninety five percent (95%) of the Shares of the Company.

EXECUTIVE COMPENSATION.

         During the year ended December 31, 2000, no officer or director of the Company received any compensation from the Company for his or her services as an officer or director of the Company. The Company did not grant or award stock options, stock appreciation rights or long-term incentive plans to any of its executive officers in the last fiscal year. The Company does not presently maintain a pension plan or other retirement plan for its named executive officers.


         The housing complex known as Knickerbocker Village located in Manhattan, New York, is owned by the Company and is managed by Cherry Green pursuant to a management contract approved by the New York State DHCR Cherry Green Property Corp. was granted increases in its annual management fee of 1.4% and 3.3%, effective July 1, 1999 and July 1, 2000, respectively, pursuant to a Contract for Managing Agents Extension Agreement, approved by the DHCR. Such management fee is reviewed and adjusted annually effective July 1 of each year, by the DHCR. Cherry Green owns more than 95% of the Company's Capital Stock. Several officers and directors of Cherry Green are officers and directors of the Company. During 1999 and 2000, the Company paid Cherry Green Property Corp. a management and administrative fee of approximately $966,000 and $984,000. Such management fee was approved by the DHCR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    (a) Security Ownership of Certain Beneficial Owners. Following is a list of those persons known by the Company to be the beneficial owners of more than 5% of the outstanding Capital Stock of the Company as of December 31, 2000:


NAME AND ADDRESS                  AMOUNT AND NATURE        TITLE OF CLASS AND
OF BENEFICIAL OWNER               OF BENEFICIAL            PERCENT OF OWNERSHIP
-------------------               -------------            --------------------
CHERRY GREEN PROPERTY CORP.       140,734 SHARES OF        CAPITAL STOCK - 95%
(RECORD AND BENEFICIAL)           CAPITAL STOCK (PAR
10 MONROE STREET                  VALUE $2.15)
NEW YORK, NEW YORK

    (b)  Security Ownership of Management.

    As of March 1, 2001, no Directors or Officers owned any shares of the Company's Limited Dividend Capital Stock, $2.15 par value. However, the following Officers and Directors of the Company own of record and beneficially that percentage of Common Stock of Cherry Green as set forth below:

Percent Owned of Cherry Green:

NAME                     POSITION WITH COMPANY           PERCENT OWNED OF CHERRY GREEN PROPERTY CORP.
----                     ---------------------           ---------------------------------------------

IRENE PLETKA (1)          DIRECTOR AND PRESIDENT                         28.3%

PETER PLETKA (1)          VICE PRESIDENT                                 25%

HOWARD KESTENBERG         DIRECTOR                                       18.3%

ROBERT GERSHON (2)        DIRECTOR, VICE PRESIDENT                       9.6%
                          AND TREASURER

MELVIN GERSHON (2)        DIRECTOR AND SECRETARY                         6.3%

-----------------
(1) Dr. Peter Pletka and Mrs. Irene Pletka are husband and wife and own such percentages as indicated above in their own name.
(2)      Mr. Melvin Gershon and Mr. Robert Gershon are brothers.
(3) Pursuant to the Article IV (Limited Dividend Housing Companies) of the Private Housing Finance Law (the "Article"), the DHCR has the right to nominate one (1) member of the Company's Board. Ms. Jefferson is the DHCR's designated nominee.
        (c) Change in control.

    There are no known arrangements, the application of which may at a subsequent date result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         The Company is managed by Cherry Green, the owner of over 95% of the Company's outstanding Capital Stock. Several officers and directors of the Company are shareholders, officers and directors of Cherry Green. During 2000, the Company paid Cherry Green a management and administrative fee of approximately $984,000. Such fee was approved by the DHCR pursuant to a contract, with increases effective July 1, 1999 and July 1, 2000.

SHAREHOLDER PROPOSALS.

         Any shareholder proposals to be included in the Board' solicitation of proxies for the 2002 Annual Meeting of Shareholders must be received by Melvin Gershon, Secretary, at c/o Knickerbocker Village, Inc., 10 Monroe Street, New York, New York 10002, no later than April 15, 2002.

ANNUAL REPORT.

         A copy of the Company's 2000 Annual Report in Form 10-KSB to Shareholders, accompanies this Proxy Statement. Any shareholder who has not received a copy of the 2000 Annual Report to Shareholders and wishes to do so should contact Mr. Melvin Gershon, Secretary, by mail at the address set forth on the Notice of Annual Meeting or by telephone at (212) 227-0955. The information disclosed therein is important for proper consideration of the matters to come before the Special Meeting. The 2000 Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this solicitation material.

GENERAL AND OTHER MATTERS

         The Board knows of no matter, other than those referred to in this Proxy Statement, which will be presented at the Special Meeting. However, if any other matters are properly brought before the Special Meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment on such matters.

    The cost of preparing, assembling, and mailing this Proxy Statement, the enclosed proxy card and the Notice of Special Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by directors, officers, and regular employees of the Company. Such persons will receive no additional compensation for such services. Brokerage houses, banks and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses. The Company has retained Rosen & Tetelman, LLP to assist in such solicitation and has agreed to pay reasonable and customary fees for its services and to reimburse it for reasonable out-of-pocket expenses in connection therewith.

    You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Special Meeting, as we hope you will, you may vote your shares in person.

By order of the Board,

Melvin Gershon, Secretary

May 11, 2001

                                    ANNEX A-1

      CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF KNICKERBOCKER VILLAGE, INC.

      Under Section 801 of the Business Corporation Law

          WE, THE UNDERSIGNED, Irene Pletka and Melvin Gershon being, respectively, the President and Secretary of Knickerbocker Village, Inc., do hereby certify:

            1. The name of the Corporation is Knickerbocker Village, Inc. (the "Corporation").

            2. The Certificate of Incorporation of said Corporation was filed by the Department of State, State of New York, on the 5th day of September, 1933, and its restated certificate of incorporation was filed by the Department of State on the 14th day of August, 1953.

            3. Immediately upon the effectiveness of this amendment to the Corporation's Certificate of Incorporation pursuant to the New York Business Corporation Law (the "Effective Time"), each four thousand (4,000) issued and outstanding shares of the Corporation's Common Stock, par value $2.15 per share ("Old Common Stock"), shall automatically, without further action on the part of the Corporation or any holder of such Old Common Stock, be converted into one
(1) new share of the Corporation's Common Stock, $8,600 par value per share ("New Common Stock"), as constituted following the Effective Time. The conversion of the Old Common Stock into New Common Stock, will be deemed to occur at the Effective Time, regardless of when the certificates representing such Old Common Stock are physically surrendered to the Corporation for exchange into certificates representing New Common Stock. After the Effective Time, certificates representing the Old Common Stock will, until such shares are surrendered to the Corporation for exchange into New Common Stock, represent the number and class of New Common Stock into which such Old Common Stock shall have been converted pursuant to this amendment.

            In cases in which the conversion of the Old Common Stock into New Common Stock results in any shareholder holding a fraction of a share, the Company will pay the shareholder for such fractional interest on the basis of the par value of the Old Common Stock.

            4. At a meeting of the Board held on September 20, 2000, and at a meeting of the shareholders held on June 14, 2001, the foregoing amendment was approved by more than a majority of the votes cast by the holders of the outstanding shares of Common Stock entitled to vote thereon, all in accordance with Section 614 of the New York Business Corporation Law.

            IN WITNESS WHEREOF, this certificate has been signed and the truth of the statements therein affirmed under penalty of perjury, on this 14th day of June, 2001.

                                   --------------------------------------
                                   Irene Pletka, President


                                   --------------------------------------
                                   Melvin Gershon, Secretary

                           KNICKERBOCKER VILLAGE, INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR SPECIAL MEETING OF SHAREHOLDERS

                  The undersigned shareholder of Knickerbocker Village, Inc., a New York corporation (the "Company"), hereby appoints Irene Pletka, Peter Pletka, Robert Gershon, Melvin Gershon and Loretta Jefferson, or any one of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock, par value $2.15 per share, of the Company which are entitled to one (1) vote per share and which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company to be held at 32 Monroe Street, Room 5-B Street, New York, New York, on, June 14, 2001, at 10:00 A.M., New York time, and at any adjournment of such Special Meeting, with all powers which the undersigned would possess if personally present:

                  1. To elect six (6) directors.

                  2. Consider and vote upon a proposal to authorize an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split that would result in the issuance of one (1) share of Common Stock for each four thousand (4,000) shares held.

                  3. To ratify the selection of Held Kranzler as the Company's independent auditors for the year ending December 31, 2001.

                  4.  To adopt new By-Laws.

                  5. Vote upon such other matters as may be properly brought before the Special Meeting or any adjournment thereof hereby revoking all previous proxies and ratifying all that any said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

             IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE ABOVE PROPOSALS AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING.

             The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement of the Company.

               (CONTINUED AND TO BE VOTED, DATED AND SIGNED ON REVERSE SIDE)

  KNICKERBOCKER VILLAGE, INC.       COMMON STOCK PROXY ONE (1) VOTE PER SHARE
  SPECIAL NOTES

   I PLAN TO ATTEND THE MEETING  / /


   PLEASE MARK VOTES  / / OR /X/

Signature(s) should agree with names on Stock Certificates as shown herein. Attorneys, executors, administrators, trustees, guardians or custodians should give full title as:____________________

No. 1. To elect the following directors

         Irene Pletka                  FOR     / /           WITHHOLD   / /

         Peter Pletka                  FOR     / /           WITHHOLD   / /

         Robert Gershon                FOR     / /           WITHHOLD   / /

         Melvin Gershon                FOR     / /           WITHHOLD   / /

         Loretta Jefferson             FOR     / /           WITHHOLD   / /

         Howard Kestenberg             FOR     / /           WITHHOLD   / /

No. 2. Consider and vote upon a proposal to authorize an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split that would result in the issuance of one (1) share of Common Stock for each four thousand (4,000) shares held.

               FOR    / /          AGAINST   / /         ABSTAIN  / /

No. 3. To ratify the selection of Held Kranzler as the Company's independent auditors for the year ending December 31, 2001.

               FOR    / /          AGAINST   / /         ABSTAIN  / /

No. 4.            To adopt new By-Laws.

               FOR    / /          AGAINST   / /         ABSTAIN  / /

No. 5. Vote upon such other matters as may be properly brought before the Special Meeting or any adjournment thereof hereby revoking all previous proxies and ratifying all that any said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

               FOR    / /          AGAINST   / /         ABSTAIN  / /

        PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY
               IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO
                          ATTEND THE SPECIAL MEETING.


                      DATED: ________________________, 2001

                     ======================================

                           SIGNATURE OF SHAREHOLDER(S)
                          INSERT NUMBER OF SHARES HELD:
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS